Exhibit 10.14
Execution Copy

GUARANTEE AGREEMENT
This GUARANTEE AGREEMENT (this “Agreement”), dated as of March 25, 2014, is entered into by and among Watford Re Ltd., a Bermuda exempted company with limited liability (the “Company”), Watford Holdings Ltd., a Bermuda exempted company with limited liability (the “Parent” and, together with the Company, “Watford”), and Arch Capital Group Ltd., a Bermuda exempted company with limited liability (“Arch”). Parent, the Company and Arch may be referred to herein individually as a “Party” and collectively as the “Parties”.
R E C I T A L S
WHEREAS, Watford and Arch Underwriters Ltd. (“AUL”) are party to that certain Services Agreement dated as of March 24, 2014 (as amended from time to time, the “Services Agreement”);
WHEREAS, AUL is a newly formed company and Arch is willing to guarantee the performance of AUL’s obligations under the Services Agreement;
WHEREAS, each of Watford and Arch has all requisite authority to enter into and perform this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto agree as follows:

1.
Performance Guarantee. Arch hereby unconditionally and irrevocably guarantees to Watford the full and punctual performance by AUL of all of its obligations under the Services Agreement (“Obligations”). Should AUL default in the performance of any of its Obligations, Watford may cause, by notice to Arch, the immediate performance by Arch (or its designee) of the Obligations. Arch’s obligations hereunder shall remain in full force and effect until all Obligations have been fully performed and satisfied in full.

2.	Miscellaneous.

a.
This Agreement contains the entire understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof, and each Party hereto agrees that each and every such prior agreement and understanding is terminated and replaced in its entirety by the rights created by this Agreement.

b.
This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, no Party may pledge, assign, transfer, subcontract or delegate, either in whole or in part, its rights and obligations under this Agreement without the prior written consent of the other Parties.

c.
The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies, any other Party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

d.	Any notice, direction, instruction, acknowledgment or other communication required or contemplated by this Agreement will be in writing and addressed to the parties as follows:
If to Watford:
c/o Watford Holdings Ltd.
P.O. Box HM 2069
Hamilton HM HX
Bermuda
Attention: John Rathgeber, Chief Executive Officer
Telecopier No.: (441) 278-3451
Telephone No.: (441) 278-3450
with a copy (which shall not constitute notice) to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Gary D. Boss
Telecopier No.: (212) 878-8375
Telephone No.: (212) 878-8063
If to Arch:
Arch Capital Group Ltd.
Waterloo House
100 Pitts Bay Road
Pembroke HM 08
Bermuda
with a copy (which shall not constitute notice) to:
Cahill Gordon & Reindel, LLP

80 Pine Street
New York, New York 10005
Attention: John Schuster
Telecopier No.: (212) 269-5420
Telephone No.: (212) 701-3323
No provision of this Agreement may be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

e.	This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflict of laws principles.

f.
Any dispute or claim arising out of or relating to this Agreement, including its formation and validity, shall be referred to arbitration. Arbitration shall be initiated by the delivery, by mail, facsimile, email or other reliable means, of a written demand for arbitration by one party to the other. The arbitration shall be held in Hamilton, Bermuda or such other place as the parties may mutually agree. Arbitration shall be conducted before a three-person arbitration panel (the “Arbitration Panel”) selected by mutual agreement of the Parties or, failing such agreement, pursuant to the ARIAS•U.S. Umpire Selection Procedure. The arbitrators and Umpire shall be either present or former executive officers of insurance or reinsurance companies or arbitrators certified by ARIAS•U.S. The arbitrators and Umpire shall not be under the control of either party, and shall have no financial interest in the outcome of the arbitration. The arbitrators and Umpire shall not be obligated to follow the strict rules of evidence. The decision of a majority of the Arbitration Panel shall be final and binding to the fullest extent permitted by law. The Arbitration Panel shall render its award in writing. Judgment upon the award may be entered in any court having jurisdiction. Unless the Arbitration Panel orders otherwise, each party shall pay an equal share of the fees and expenses of the arbitrators and of the other expenses of the arbitration. The only suits, actions, or proceedings relating to a dispute permitted to be brought in a judicial forum are those (i) to compel arbitration, (ii) for temporary injunctive relief in aid of arbitration or to preserve the status quo pending the appointment of the arbitrator(s), (iii) to enforce or vacate an arbitral award, or (iv) to obtain relief in connection with arbitration pursuant to the Federal Arbitration Act. Any such proceeding shall be brought exclusively in the United States District Court for the Southern District of New York (the “Designated Court”), provided that if said court does not have subject matter jurisdiction then such proceeding shall be brought exclusively in the Supreme Court of the State of New York, County of New York, which shall then be the Designated Court. The Parties hereby irrevocably submit to the exclusive jurisdiction of the Designated Court for such purpose and any appellate courts thereof, except that any judgment confirming a final arbitral award hereunder may be entered and enforced in any court having jurisdiction over any party or any of its assets. Notwithstanding anything to the contrary in this Agreement, if a final and binding decision has been rendered in an arbitration under the Services Agreement with respect to an action or dispute arising under the Services Agreement, then such final and binding decision shall be accepted by the Parties in lieu of any separate arbitration pursuant to this clause (f) based on the same facts. For avoidance of doubt (i) if such decision is in favor of Arch or any affiliate of Arch, Watford will not be entitled to make or pursue a guarantee claim under this Agreement that is inconsistent with such final and binding decision and (ii) if such decision is in favor of Watford, then the Parties will not be entitled or subject to arbitration pursuant to this clause (f) based on the same facts.

g.
Arch shall not effect any consolidation or merger with another company in which Arch is not the survivor, or any sale, transfer or other disposition of all or substantially all of Arch's assets to another company unless prior to or simultaneously with the consummation thereof the successor company (if other than Arch) resulting from such consolidation or merger, or the company purchasing or otherwise acquiring such assets or other appropriate company or entity shall assume the obligations of Arch under this Agreement.

h.	This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

i.	If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WATFORD HOLDINGS LTD.

By:	/s/ John Rathgeber
Name: John Rathgeber
Title: CEO

WATFORD RE LTD.

By:	/s/ John Rathgeber
Name: John Rathgeber
CEO

ARCH CAPITAL GROUP LTD.

By:	/s/ Constantine Iordanou
Name: Constantine Iordanou
Chairman, President and CEO